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Exhibit 3.30

Form BCA-2.10	ARTICLES OF INCORPORATION

( . Jan. 1991) George H. Ryan Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217)782-6961	This space for use by Secretary of State	SUBMIT IN DUPLICATE!

Payment must be made by certified check, cashier's check, Illinois		This space for use by Secretary of State
attorney's check, Illinois C.P.A.'s check		Date
or money order, payable to "Secretary		Franchise Tax	$25.00
of State."		Filing Fee	$75.00

		Approved:	$100.00

1.	CORPORATE NAME:	OHI (Illinois), Inc.
(The corporate name must contain the word "corporation", "company", "Incorporated," "limited" or an abbreviation thereof.)

2.	Initial Registered Agent:	CT Corporation System
		First Name	Middle Initial	Last name
	Initial Registered Office:	C/0 CT Corporation System, 208 S. LaSalle Street
		Number	Street	Suite #
		Chicago, IL	Cook	60604

		City	County	Zip Code

3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)
The transaction of any or all lawful business for which corporations may be incorporated under the Illinois Business Corporation Act.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:
Class	Par Value Per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$0	1,000	1,000	$1,000

TOTAL =				$1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)
(over)

5.	OPTIONAL:	(a)	Number of directors constituting the Initial board of directors of the corporation:
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
			Name	Residential Address	City, State, ZIP

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
		(b)	It Is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
		(d)	It Is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL:	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated	September 9, (Month & Day)	,	1994
1.	/s/ MICHAEL R. DALIDA Signature	1.	30600 Telegraph Road Street
	MIchaek R. Dalida		Bingham Farms	MICHIGAN	48025

	(Type or Print Name)		City/Town	State	ZIP Code
2.	/s/ MARC A. GILLIS Signature	2.	30600 Telegraph Road Street
	Marc A. Gillis		Bingham Farms	MICHIGAN	48205

	(Type or Print Name)		City/Town	State	ZIP Code
3.	Signature	3.	Street

	(Type or Print Name)		City/Town	State	ZIP Code
(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

RIDER

        To the fullest extent permitted by applicable law, as it now exists or may hereafter be amended, the Corporation shall indemnify all persons serving as directors of the Corporation against all liability and litigation expense, including but not limited to reasonable attorneys' fees, arising out of their status as such or their activities in the foregoing capacity, regardless of when such status existed or activity occurred and regardless of whether or not they are directors of the Corporation at the time such indemnification is sought or obtained. Without limiting the generality of the foregoing indemnity, such persons may also recover from the Corporation all reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted by this Article. The provisions of this Article are in addition to and not in limitation of the power of the Corporation with respect to, and the rights of any director of the Corporation to receive the benefits of, any other or further indemnification, insurance, elimination of liability or other right or benefit which is either required by the Florida Corporation Act or permitted thereby and duly adopted by the Corporation in accordance therewith.

        To the fullest extent permitted by applicable law, as it now exists or may hereafter be amended, no director of the Corporation shall have any personal liability arising out of any action, whether by or in the right of the Corporation or otherwise, for monetary damages for breach of his or her duty as a director. This Article shall not impair any right to receive indemnity or insurance from the Corporation or any third party which any director may now or hereafter have. Any repeal or modification of this Article shall not impair or otherwise adversely affect any limitation on, or elimination of, the personal liability of a director effected hereby with respect to acts or omissions occurring prior to such repeal or modification.

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RIDER